Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2024 Results and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	Service revenue for Q1 2024 was $266.2 million and $272.1 million for Q4 2023.

o	Wavelength revenue increased sequentially by 7.0% to $3.3 million for Q1 2024.

o	Revenue under the Commercial Services Agreement with T-Mobile was $8.6 million for Q4 2023 and $3.2 million for Q1 2024.

o	Non-core revenue decreased from Q4 2023 to Q1 2024 by 16.8% from $7.3 million to $6.0 million.

•	Net cash used in operating activities was $48.7 million for Q4 2023 and net cash provided by operating activities was $19.2 million for Q1 2024.

o	Net cash provided by investing activities was $60.1 million for Q4 2023 and $51.0 million for Q1 2024.

▪	Cash received under the IP Transit Agreement with T-Mobile, and included in cash provided by investing activities, was $87.5 million for Q4 2023 and $87.5 million for Q1 2024.

•	EBITDA, as adjusted for Sprint acquisition costs and cash received under the IP Transit Agreement with T-Mobile was $110.5 million for Q4 2023 and $115.0 million for Q1 2024.

•	EBITDA, as adjusted for Sprint acquisition costs and cash received under the IP Transit Agreement with T-Mobile, margin was 40.6% for Q4 2023 and 43.2% for Q1 2024.

o	Total Sprint acquisition costs were $17.0 million for Q4 2023 and $9.0 million for Q1 2024.

▪	Severance costs, reimbursed by T-Mobile, and included in Sprint acquisition costs were $16.2 million for Q4 2023 and $4.3 million for Q1 2024.

•	Gross leverage ratio was 4.07 for Q4 2023 and was 3.57 for Q1 2024.

o	Net leverage ratio was 3.75 for Q4 2023 and was 3.17 for Q1 2024.

o	Cogent closed its issuance of $206.0 million of its 7.924% IPV4 Securitized Notes on May 2, 2024.
•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.975 per share for Q2 2024 as compared to $0.965 per share for Q1 2024 – Cogent’s forty-seventh consecutive quarterly dividend increase.

[WASHINGTON, D.C. May 9, 2024] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $266.2 million for the three months ended March 31, 2024, a decrease of 2.2% from the three months ended December 31, 2023 and an increase of 73.3% from the three months ended March 31, 2023. Foreign exchange rates positively impacted service revenue growth from the three months ended December 31, 2023 to the three months ended March 31, 2024 by $0.3 million and positively impacted service revenue growth from the three months ended March 31, 2023 to the three months ended March 31, 2024 by $0.4 million. On a constant currency basis, service revenue decreased by 2.3% from the three months ended December 31, 2023 to the three months ended March 31, 2024, and increased by 73.1% for the three months ended March 31, 2023 to the three months ended March 31, 2024.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $138.6 million for the three months ended March 31, 2024, an increase of 0.4% from the three months ended December 31, 2023 and an increase of 19.4% from the three months ended March 31, 2023.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $118.2 million for the three months ended March 31, 2024, a decrease of 4.4% from the three months ended December 31, 2023 and an increase of 217.0% from the three months ended March 31, 2023.

Wavelength revenue was $3.3 million for the three months ended March 31, 2024, an increase of 7.0% from the three months ended December 31, 2023.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $6.0 million for the three months ended March 31, 2024, $7.3 million for the three months ended December 31, 2023 and was $0.2 million for the three months ended March 31, 2023.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit decreased by 62.3% from the three months ended March 31, 2023 to $26.3 million for the three months ended March 31, 2024 and decreased by 11.4% from the three months ended December 31, 2023.

GAAP gross margin was 9.9% for the three months ended March 31, 2024, 10.9% for the three months ended December 31, 2023 and 45.4% for the three months ended March 31, 2023.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 2.7% from the three months ended March 31, 2023 to $97.6 million for the three months ended March 31, 2024 and decreased by 0.3% from the three months ended December 31, 2023.

Non-GAAP gross margin was 36.7% for the three months ended March 31, 2024, 36.0% for the three months ended December 31, 2023 and 61.9% for the three months ended March 31, 2023.

Net cash provided by operating activities was $19.2 million for the three months ended March 31, 2024 and $35.8 million for the three months ended March 31, 2023. Net cash used in operating activities was $48.7 million for the three months ended December 31, 2023.

Total Sprint acquisition costs were $9.0 million for the three months ended March 31, 2024, $17.0 million for the three months ended December 31, 2023 and $0.4 million for the three months ended March 31, 2023. Severance costs, reimbursed by T-Mobile, and included in Sprint acquisition costs, were $4.3 million for the three months ended March 31, 2024 and $16.2 million for the three months ended December 31, 2023.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement (discussed below) was $115.0 million for the three months ended March 31, 2024, $110.5 million for the three months ended December 31, 2023 and $56.5 million for the three months ended March 31, 2023.

EBITDA as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin, was 36.8% for the three months ended March 31, 2023, 40.6% for the three months ended December 31, 2023 and 43.2% for the three months ended March 31, 2024.

Basic net income (loss) per share was $0.13 for the three months ended March 31, 2023, $4.23 for the three months ended December 31, 2023 and $(1.38) for the three months ended March 31, 2024. Diluted net income (loss) per share was $0.13 for the three months ended March 31, 2023, $4.17 for the three months ended December 31, 2023 and $(1.38) for the three months ended March 31, 2024.

Total customer connections increased by 36.4% from March 31, 2023 to 132,883 as of March 31, 2024 and decreased by 3.4% from December 31, 2023. On-net customer connections increased by 5.2% from March 31, 2023 to 87,574 as of March 31, 2024 and decreased by 0.8% from December 31, 2023. Off-net customer connections increased by 150.8% from March 31, 2023 to 34,579 as of March 31, 2024 and decreased by 5.7% from December 31, 2023. Wavelength customer connections were 693 as of March 31, 2024 and 661 as of December 31, 2023. Non-core customer connections were 10,037 as of March 31, 2024, 11,975 as of December 31, 2023 and 374 as of March 31, 2023.

The number of on-net buildings increased by 131 from March 31, 2023 to 3,321 as of March 31, 2024 and increased by 44 from December 31, 2023.

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”) , entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended December 31, 2023, respectively. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended March 31, 2024, respectively.

Commercial Services Agreement

Additionally, on the closing date of the Sprint acquisition, Cogent and T-Mobile entered into a commercial agreement (the “Commercial Agreement”), for colocation and connectivity services. Revenue under the Commercial Agreement was $3.2 million for the three months ended March 31, 2024, a decrease of 63.0% from $8.6 million for the three months ended December 31, 2023.

Quarterly Dividend Increase Approved

On May 8, 2024, Cogent’s Board approved a regular quarterly dividend of $0.975 per share payable on June 7, 2024 to shareholders of record on May 23, 2024. This second quarter 2024 regular dividend represents an increase of $0.01 per share, or 1.0%, from the first quarter 2024 regular dividend of $0.965 per share and an annual increase of 4.3% from the second quarter 2023 dividend of $0.935 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Residual Impact of COVID-19 Pandemic on Corporate Results

Beginning with and throughout the COVID-19 pandemic, Cogent witnessed a deteriorating real estate market in and around the buildings it serves in central business districts in North America, largely attributable to businesses continuing remote work policies instituted during the COVID-19 pandemic. Because of the rising vacancy levels and falling lease initiations or renewals, Cogent experienced a slowdown in new sales to its corporate customers, which negatively impacted its corporate revenue results. During the three months ended March 31, 2024, Cogent continued to see declining vacancy rates and rising office occupancy rates, and to see positive trends in its corporate business in a number of areas of the United States. In other cities, the impact of the pandemic on leasing activity and office occupancy lingers. Nevertheless, as the option to fully or partially work from home becomes permanently established at many companies, Cogent’s corporate customers are integrating some of the new applications that were part of the remote work environment into their everyday use, which benefits Cogent’s corporate business as these customers upgrade their Internet access infrastructure to higher capacity connections. If and when companies eventually return to the buildings in which Cogent operates, Cogent believes it will present an opportunity for increased sales. However, the exact timing, path and spread of these positive trends remains uncertain, and Cogent may continue to see increased corporate customer turnover, fewer upgrades of existing corporate customer configurations and fewer new tenant opportunities, which would negatively impact Cogent’s corporate revenue growth.

These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023, September 30, 2023 and March 31, 2024.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 9, 2024 to discuss Cogent’s operating results for the first quarter of 2024. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 235 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited
On-Net revenue	$116,143	$127,665	$129,031	$138,064	$138,624
% Change from previous Qtr.	1.0%	9.9%	1.1%	7.0%	0.4%
Off-Net revenue	$37,283	$101,984	$130,560	$123,669	$118,178
% Change from previous Qtr.	1.1%	173.5%	28.0%	-5.3%	-4.4%
Wavelength revenue (1)	$-	$1,585	$2,992	$3,108	$3,327
% Change from previous Qtr.	-	-	88.8%	3.9%	7.0%
Non-Core revenue (2) (17)	$162	$8,572	$12,846	$7,258	$6,039
% Change from previous Qtr.	3.2%	NM	49.9%	-43.5%	-16.8%
Service revenue – total	$153,588	$239,806	$275,429	$272,099	$266,168
% Change from previous Qtr.	1.1%	56.1%	14.9%	-1.2%	-2.2%
Constant currency total revenue quarterly growth rate – sequential quarters (3)	0.2%	55.9%	14.9%	-1.1%	-2.3%
Constant currency total revenue quarterly growth rate – year over year quarters (3)	4.0%	61.4%	82.4%	78.1%	73.1%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (3)	0.1%	51.4%	13.4%	-3.2%	-2.3%
Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (3)	3.7%	56.2%	75.5%	67.4%	62.4%
Excise Taxes included in service revenue (4)	$4,193	$11,040	$14,557	$20,428	$20,549
% Change from previous Qtr.	2.6%	163.3%	31.9%	40.3%	0.6%
Corporate revenue (5) (17)	$85,627	$110,998	$120,484	$126,634	$124,864
% Change from previous Qtr.	-0.2%	29.6%	8.5%	5.1%	-1.4%
Net-centric revenue (5) (16)	$67,961	$87,582	$94,936	$93,148	$91,979
% Change from previous Qtr.	2.7%	28.9%	8.4%	-1.9%	-1.3%
Enterprise revenue (5)	-	$41,227	$60,009	$52,318	$49,325
% Change from previous Qtr.	-	NM	45.6%	-12.8%	-5.7%

Network operations expenses (4)	$58,489	$137,271	$173,224	$174,180	$168,548
% Change from previous Qtr.	2.8%	134.7%	26.2%	0.6%	-3.2%
GAAP gross profit (6)	$69,790	$49,793	$15,101	$29,744	$26,344
% Change from previous Qtr.	-2.3%	-28.7%	-69.7%	97.0%	-11.4%
GAAP gross margin (6)	45.4%	20.8%	5.5%	10.9%	9.9%
Non-GAAP gross profit (3) (7)	$95,099	$102,535	$102,205	$97,919	$97,620
% Change from previous Qtr.	0.0%	7.8%	-0.3%	-4.2%	-0.3%
Non-GAAP gross margin (3) (7)	61.9%	42.8%	37.1%	36.0%	36.7%
Selling, general and administrative expenses (8)	$38,646	$77,640	$58,267	$74,907	$70,131
% Change from previous Qtr.	2.5%	100.9%	-25.0%	28.6%	-6.4%
Depreciation and amortization expense	$25,160	$52,511	$86,734	$67,805	$70,891
% Change from previous Qtr.	6.8%	108.7%	65.2%	-21.8%	4.6%
Equity-based compensation expense	$6,581	$6,249	$7,411	$6,684	$6,950
% Change from previous Qtr.	5.1%	-5.0%	18.6%	-9.8%	4.0%
Operating income (loss)	$24,312	$(34,604)	$(50,558)	$(68,478)	$(59,389)
% Change from previous Qtr.	-11.0%	NM	46.1%	35.4%	-13.3%
Interest expense (9)	$19,005	$28,653	$24,198	$34,928	$23,010
% Change from previous Qtr.	-13.6%	50.8%	-15.5%	44.3%	-34.1%
Non-cash change in valuation – Swap Agreement (9)	$(1,847)	$1,305	$4,825	$(17,722)	$6,152
Gain on bargain purchase (10)	-	$1,155,719	$(3,332)	$254,049	$(5,470)
Net income (loss)	$6,148	$1,123,863	$(56,723)	$200,153	$(65,307)
Basic net income (loss) per common share	$0.13	$23.84	$(1.20)	$4.23	$(1.38)
Diluted net income (loss) per common share	$0.13	$23.65	$(1.20)	$4.17	$(1.38)
Weighted average common shares – basic	47,037,091	47,137,822	47,227,338	47,353,291	47,416,268
% Change from previous Qtr.	0.3%	0.2%	0.2%	0.3%	0.1%
Weighted average common shares – diluted	47,381,226	47,526,207	47,227,338	48,037,841	47,416,268
% Change from previous Qtr.	0.4%	0.3%	-0.6%	1.7%	-1.3%
EBITDA (3)	$56,053	$24,156	$43,587	$6,011	$18,452

% Change from previous Qtr.	-1.9%	-56.9%	80.4%	-86.2%	207.0%
EBITDA margin (3)	36.5%	10.1%	15.8%	2.2%	6.9%
Sprint acquisition costs (15)	$400	$739	$351	$17,001	$9,037
Cash payments under IP Transit Services Agreement (11)	$-	$29,167	$87,500	$87,500	$87,500
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (3) (11) (15)	$56,453	$54,062	$131,438	$110,512	$114,989
% Change from previous Qtr.	-1.6%	-4.2%	143.1%	-15.9%	4.1%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (3) (11) (15)	36.8%	22.5%	47.7%	40.6%	43.2%
Net cash provided by (used in) operating activities	$35,821	$82,654	$(52,433)	$(48,701)	$19,219
% Change from previous Qtr.	-1.4%	130.7%	-163.4%	-7.1%	-139.5%
Capital expenditures	$23,204	$37,449	$25,373	$43,609	$40,883
% Change from previous Qtr.	18.4%	61.4%	-32.2%	71.9%	-6.3%
Principal payments of capital (finance) lease obligations	$9,450	$7,797	$41,302	$18,813	$23,235
% Change from previous Qtr.	-61.5%	-17.5%	429.7%	-54.5%	23.5%
Dividends paid (18)	$45,311	$44,907	$45,136	$46,362	$478
Gross Leverage Ratio (3) (11)	5.47	5.63	4.79	4.07	3.57
Net Leverage Ratio (3) (11)	4.46	4.56	4.24	3.75	3.17
Customer Connections – end of period (16) (17)
On-Net customer connections	83,268	92,846	88,250	88,291	87,574
% Change from previous Qtr.	0.8%	11.5%	-5.0%	0.0%	-0.8%
Off-Net customer connections	13,785	38,762	36,923	36,676	34,579
% Change from previous Qtr.	1.9%	181.2%	-4.7%	-0.7%	-5.7%
Wavelength customer connections (1)		414	449	661	693
% Change from previous Qtr.		-	8.5%	47.2%	4.8%
Non-Core customer connections (2) (17)	374	19,408	12,403	11,975	10,037
% Change from previous Qtr.	3.0%	NM	-36.1%	-3.5%	-16.2%

Total customer connections (16) (17)	97,427	151,430	138,025	137,603	132,883
% Change from previous Qtr.	0.9%	55.4%	-8.9%	-0.3%	-3.4%
Corporate customer connections (5) (17)	44,570	61,284	55,045	54,493	51,821
% Change from previous Qtr.	-0.6%	37.5%	-10.2%	-1.0%	-4.9%
Net-centric customer connections (5) (16)	52,857	66,711	62,291	62,370	61,599
% Change from previous Qtr.	2.3%	26.2%	-6.6%	0.1%	-1.2%
Enterprise customer connections (5)	-	23,435	20,689	20,740	19,463
% Change from previous Qtr.	-	NM	-11.7%	0.2%	-6.2%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,841	1,844	1,860	1,862	1,861
Carrier neutral data center buildings	1,294	1,327	1,337	1,347	1,382
Cogent data centers	55	56	60	68	78
Total on-net buildings	3,190	3,227	3,257	3,277	3,321
Total carrier neutral data center nodes	1,490	1,526	1,528	1,558	1,586
Square feet – multi-tenant office buildings – on-net	1,001,382,577	1,001,491,002	1,006,523,795	1,008,006,655	1,009,702,653
Total Technical Buildings Owned (12)	-	482	482	482	482
Square feet – Technical Buildings Owned (12)	-	1,603,569	1,603,569	1,603,569	1,603,569
Network – end of period (13)
Intercity route miles – Leased (13)	61,300	72,694	72,694	72,552	76,211
Metro route miles – Leased (13)	17,826	22,556	22,128	24,779	25,977
Metro fiber miles – Leased (13)	42,863	75,577	69,943	77,365	79,138
Intercity route miles – Owned (13)	2,748	21,883	21,883	21,883	21,883
Metro route miles – Owned (13)	445	1,704	1,704	1,704	1,704
Connected networks – AS’s	7,864	7,891	7,971	7,988	8,098
Headcount – end of period (14)
Sales force – quota bearing (14)	562	647	637	657	677
Sales force – total (14)	714	841	833	847	871
Total employees (14)	1,107	2,020	1,990	1,947	1,955
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month (16)	4.0	9.2	3.6	3.3	4.0
FTE – sales reps	539	567	621	620	627

(1) In connection with the acquisition of the Wireline Business, Cogent began to provide optical wavelength services and optical transport services over its fiber network.

(2) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(3) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(4) Network operations expense excludes equity-based compensation expense of $149, $231, $370, $370 and $385 in the three month periods ended March 31, 2023 through March 31, 2024, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $4,193, $11,040, $14,557, $20,428 and $20,549 in the three month periods ended March 31, 2023 through March 31, 2024, respectively.

(5) In connection with the acquisition of the Wireline Business, Cogent classified revenue and customer connections as follows;

•	$12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively,

•	$6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and net-centric customer connections, respectively, and

•	$20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively.

•	Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively

o	($0.3 million of corporate monthly recurring revenue and 363 corporate customer connections and $0.02 million of net-centric monthly recurring revenue and 24 net-centric customer connections).

(6) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(7) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(8) Excludes equity-based compensation expense of $6,432, $6,018, $7,041, $6,314 and $6,565 in the three month periods ended March 31, 2023 through March 31, 2024, respectively and excludes $400, $739, $351, $17,001 and $9,037 of Sprint acquisition costs for the three month periods ended March 31, 2023 through March 31, 2024, respectively.

(9) As of March 31, 2024, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes $9.5 million and $12.0 million of interest (income) expense for the three month periods ended June 30, 2023 and December 31, 2023, respectively related to the Swap Agreement.

(10) The estimated gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below. The amounts presented are provisional and are subject to change as Cogent refines its estimates and inputs used in the calculations of the assets acquired and liabilities assumed.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$806,383
Total net consideration to be received from Seller, net of discounts	594,582
Gain on bargain purchase	$1,400,965

(11) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$29.2 million for the three months ended June 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively.

•	$87.5 million for the three months ended September 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended September 30, 2023, respectively.

•	$87.5 million for the three months ended December 31, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended December 31, 2023, respectively.

•	$87.5 million for the three months ended March 31, 2024. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended March 31, 2024, respectively.

(12) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Twenty-four of those buildings have been converted to a Cogent Data Centers.

(13) As of June 30, 2023,

o	Leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles.

o	Leased metro route miles of dark fiber include 4,527 former Sprint route miles and 18,029 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 32,346 former Sprint fiber miles and 43,231 Cogent fiber miles

•	As of September 30, 2023,

o	Leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles.

o	Leased metro route miles of dark fiber include 4,047 former Sprint route miles and 18,081 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 26,602 former Sprint fiber miles and 43,341 Cogent fiber miles.

•	As of December 31, 2023,

o	Leased intercity route miles of dark fiber include 11,017 former Sprint route miles and 61,535 Cogent route miles.

o	Leased metro route miles of dark fiber include 3,911 former Sprint route miles and 20,868 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 25,252 former Sprint fiber miles and 52,113 Cogent fiber miles.

•	As of March 31, 2024,

o	Leased intercity route miles of dark fiber include 11,017 former Sprint route miles and 65,194 Cogent route miles.

o	Leased metro route miles of dark fiber include 3,146 former Sprint route miles and 22,831 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 21,471 former Sprint fiber miles and 57,667 Cogent fiber miles.

•	In connection with Cogent’s Sprint acquisition, Cogent acquired 19,135 owned intercity route miles of dark fiber and 1,259 owned metro route miles of dark fiber.

(14) In connection with the acquisition of the Wireline Business Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

•	As of June 30, 2023, there were 888 employees remaining from the original Wireline Business employees.

•	As of September 30, 2023, there were 839 employees remaining from the original Wireline Business employees.

•	As of December 31, 2023, there were 758 employees remaining from the original Wireline Business employees.

•	As of March 31, 2024, there were 718 employees remaining from the original Wireline Business employees.

•

(15) In connection with the acquisition of the Wireline Business the Company incurred the following Sprint Acquisition Costs

•	$0.4 million of in the three months ended March 31, 2023,

•	$0.7 million in the three months ended June 30, 2023,

•	$0.4 million in the three months ended September 30, 2023,

•	$17.0 million in the three months ended December 31, 2023 and

•	$9.0 million in the three months ended March 31, 2024

Included in Sprint acquisition costs were the following reimbursable severance costs;

•	$16.2 million of reimbursable severance costs in the three months ended December 31, 2023 and

•	$4.3 million of reimbursable severance costs in the three months ended December 31, 2024

(16) Sales rep productivity for Q2 2023 included 9,084 net-centric customer connections from a commercial services agreement (“CSA”) with TMUSA entered into in May 2023.

•	Net-centric revenue under the CSA was

•	$7.3 million for the three months ended June 30, 2023,

•	$8.0 million for the three months ended September 30, 2023,

•	$8.6 million for the three months ended December 31, 2023 and

•	$3.2 million for the three months ended March 31, 2024

Net-centric customer connections under the CSA were

•	8,028 as of June 30, 2023,

•	4,661 as of September 30, 2023,

•	3,576 as of December 31, 2023 and

•	2,658 as of March 31, 2024

(17) As of June 30, 2023 total non-core customer connections included 8,486 Session Initiation Protocol (“SIP”) customer connections. This non-core corporate product was discontinued. There were no SIP, non-core customer connections as of September 30, 2023, December 31, 2023 or March 31, 2024.

(18) The first quarter 2024 dividend totaling $45.8 million was declared on February 28, 2024 and paid on April 9, 2024.

NM	Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Net cash provided by (used in) operating activities	$35,821	$82,654	$(52,433)	$(48,701)	$19,219
Changes in operating assets and liabilities	$1,435	$(90,373)	$51,064	$36,288	$(34,640)
Cash interest expense and income tax expense	18,797	31,875	44,956	18,424	33,873
EBITDA	$56,053	$24,156	$43,587	$6,011	$18,452
PLUS: Sprint acquisition costs	$400	$739	$351	$17,001	$9,037
PLUS: Cash payments made to the Company under IP Transit Services Agreement	-	29,167	87,500	87,500	87,500
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$56,453	$54,062	$131,438	$110,512	$114,989
EBITDA margin	36.5%	10.1%	15.8%	2.2%	6.9%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	36.8%	22.5%	47.7%	40.6%	43.2%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168
Impact of foreign currencies on service revenue	(1,292)	(417)	10	375	(304)
Service revenue - as adjusted for currency impact (1)	$152,296	$239,389	$275,439	$272,474	$265,864
Service revenue, as reported – prior sequential period	$151,979	$153,588	$239,806	$275,429	$272,099
Constant currency revenue increase (decrease)	$317	$85,801	$35,633	$(2,955)	$(6,235)
Constant currency revenue percent increase (decrease)	0.2%	55.9%	14.9%	-1.1%	-2.3%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168
Impact of foreign currencies on service revenue	1,553	(277)	(1,768)	(1,412)	(362)
Service revenue - as adjusted for currency impact (2)	$155,141	$239,529	$273,661	$270,687	$265,806
Service revenue, as reported – prior year period	149,175	148,450	$150,000	$151,979	$153,588
Constant currency revenue increase	5,966	91,079	$123,661	$118,708	$112,218
Constant currency percent revenue increase	4.0%	61.4%	82.4%	78.1%	73.1%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168
Impact of foreign currencies on service revenue	(1,292)	(417)	10	375	(304)
Impact of excise taxes on service revenue	(107)	(6,847)	(3,517)	(5,871)	(121)
Service revenue - as adjusted for currency and excise taxes impact (3)	$152,189	$232,542	$271,922	$266,603	$265,743
Service revenue, as reported – prior sequential period	$151,979	$153,588	$239,806	$275,429	$272,099
Constant currency and excise taxes revenue increase (decrease)	$210	$78,954	$32,116	$(8,826)	$(6,356)
Constant currency and excise tax revenue percent increase (decrease)	0.1%	51.4%	13.4%	-3.2%	-2.3%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Service revenue, as reported – current period	$153,588	$239,806	$275,429	$272,099	$266,168
Impact of foreign currencies on service revenue	1,553	(277)	(1,768)	(1,412)	(362)
Impact of excise taxes on service revenue	(451)	(7,592)	(10,439)	(16,342)	(16,356)
Service revenue - as adjusted for currency and excise taxes impact (4)	$154,690	$231,937	$263,222	$254,345	$249,450
Service revenue, as reported – prior year period	$149,175	$148,450	$150,000	$151,979	$153,588
Constant currency and excise taxes revenue increase	$5,515	$83,487	$113,222	$102,366	$95,862
Constant currency and excise tax percent revenue increase	3.7%	56.2%	75.5%	67.4%	62.4%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Service revenue total	$153,588	$239,806	$275,429	$272,099	$266,168
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	83,798	190,013	260,328	242,355	239,824
GAAP Gross Profit (5)	$69,790	$49,793	$15,101	$29,744	$26,344
Plus - Equity-based compensation – network operations expense	149	231	370	370	385
Plus – Depreciation and amortization expense	$25,160	$52,511	$86,734	$67,805	$70,891
Non-GAAP Gross Profit (6)	$95,099	$102,535	$102,205	$97,919	$97,620
GAAP Gross Margin (5)	45.4%	20.8%	5.5%	10.9%	9.9%
Non-GAAP Gross Margin (6)	61.9%	42.8%	37.1%	36.0%	36.7%

(5) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31, 2023	As of June 30, 2023	As of September 30, 2023	As of December 31, 2023	As of March 31, 2024
Cash and cash equivalents & restricted cash	$234,422	$243,953	$166,072	$113,781	$163,274
Debt
Capital (finance) leases – current portion	19,782	20,114	63,236	64,594	64,043
Capital (finance) leases – long term	300,600	311,405	419,941	419,921	453,473
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000
Senior Unsecured 2027 Notes	450,000	450,000	450,000	450,000	450,000
Total debt	1,270,382	1,281,519	1,433,177	1,434,515	1,467,516
Total net debt	1,035,960	1,037,566	1,267,105	1,320,734	1,304,242
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	232,169	227,774	298,984	352,465	411,001
Gross leverage ratio	5.47	5.63	4.79	4.07	3.57
Net leverage ratio	4.46	4.56	4.24	3.75	3.17

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2024 AND DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,433	$75,092
Restricted cash	44,841	38,689
Accounts receivable, net of allowance for credit losses of $5,588 and $3,677, respectively	107,169	135,475
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $21,878 and $24,898, respectively	119,788	179,269
Due from T-Mobile, Transition Services Agreement	3,232	4,514
Prepaid expenses and other current assets	79,698	80,588
Total current assets	473,161	513,627
Property and equipment:
Property and equipment	3,046,160	2,947,376
Accumulated depreciation and amortization	(1,484,792)	(1,409,559)
Total property and equipment, net	1,561,368	1,537,817
Right-of-use leased assets	347,993	361,587
IPV4 intangible assets	458,000	458,000
Other intangible assets, net	14,370	14,815
Deposits and other assets	26,327	23,438
Due from T-Mobile, IP Transit Services Agreement, net of discount of $23,606 and $27,916, respectively	243,061	263,750
Due from T-Mobile, Purchase Agreement, net of discount of $6,982 and $13,725, respectively	21,132	38,585
Total assets	$3,145,412	$3,211,619
Liabilities and stockholders’equity
Current liabilities:
Accounts payable	$45,932	$48,356
Accrued and other current liabilities	187,495	120,523
Accrued dividend payable	45,789	—
Due to T-Mobile – Transition Services Agreement	5,816	66,908
Due to T-Mobile – Purchase Agreement	4,981	4,981
Current maturities, operating lease liabilities	66,553	67,962
Finance lease obligations, current maturities	64,043	64,594
Total current liabilities	420,609	373,324
Senior secured 2026 notes, net of unamortized debt costs of $578 and $645, respectively, and discounts of $769 and $857, respectively	498,653	498,498
Senior unsecured 2027 notes, net of unamortized debt costs of $880 and $941, respectively, and discounts of $1,844 and $1,970, respectively	447,276	447,088
Operating lease liabilities, net of current maturities	320,898	330,095
Finance lease obligations, net of current maturities	453,473	419,921
Deferred income tax liabilities	436,504	471,498
Other long-term liabilities	67,355	61,639
Total liabilities	2,644,768	2,602,063
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 49,013,487 and 48,608,569 shares issued and outstanding, respectively	49	49
Additional paid-in capital	614,535	606,755
Accumulated other comprehensive loss	(19,419)	(14,385)
Accumulated (deficit) earnings	(94,521)	17,137
Total stockholders’ equity	500,644	609,556
Total liabilities and stockholders’ equity	$3,145,412	$3,211,619

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND MARCH 31, 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
	(Unaudited)	(Unaudited)
Service revenue	$266,168	$153,588
Operating expenses:
Network operations (including $385 and $149 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	168,933	58,638
Selling, general, and administrative (including $6,565 and $6,432 of equity-based compensation expense, respectively)	76,696	45,078
Acquisition costs – Sprint Business	9,037	400
Depreciation and amortization	70,891	25,160
Total operating expenses	325,557	129,276
Operating (loss) income	(59,389)	24,312
Interest expense	(23,010)	(19,005)
Reduction to gain on bargain purchase – Sprint Business	(5,470)	—
Change in valuation – interest rate swap agreement	(6,152)	1,847
Interest income – IP Transit Services Agreement	7,330	—
Interest income – Purchase Agreement	(480)	—
Interest income and other, net	2,737	3,498
Income before income taxes	(84,434)	10,652
Income tax benefit (expense)	19,127	(4,504)
Net (loss) income	$(65,307)	$6,148

Comprehensive (loss) income:
Net (loss) income	$(65,307)	$6,148
Foreign currency translation adjustment	(5,034)	1,788
Comprehensive (loss) income	$(70,341)	$7,936

Net (loss) income per common share:
Basic net (loss) income per common share	$(1.38)	$0.13
Diluted net (loss) income per common share	$(1.38)	$0.13
Dividends declared per common share	$0.965	$0.925

Weighted-average common shares - basic	47,416,268	47,037,091

Weighted-average common shares - diluted	47,416,268	47,381,226

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND MARCH 31, 2023

(IN THOUSANDS)

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(65,307)	$6,148
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	70,891	25,160
Amortization of debt discounts	342	324
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(6,850)	—
Equity-based compensation expense (net of amounts capitalized)	6,950	6,581
Reduction to gain on bargain purchase – Sprint Business	5,470	—
Gains – lease transactions	—	(615)
Deferred income taxes	(33,069)	890
Changes in operating assets and liabilities:
Accounts receivable	28,306	(860)
Prepaid expenses and other current assets	890	(2,919)
Change in valuation – interest rate swap agreement	6,152	(1,847)
Due to T-Mobile – Transition Services Agreement	(61,092)	—
Due from T-Mobile – Transition Services Agreement	(3,052)	—
Unfavorable lease liabilities	(2,451)	—
Accounts payable, accrued liabilities and other long-term liabilities	75,397	2,923
Deposits and other assets	(3,358)	36
Net cash provided by operating activities	19,219	35,821
Cash flows from investing activities:
Cash receipts - IP Transit Services Agreement – T-Mobile	87,500	—
Acquisition of Sprint Business – severance reimbursements	4,334	—
Purchases of property and equipment	(40,883)	(23,204)
Net cash provided by (used in) investing activities	50,951	(23,204)
Cash flows from financing activities:
Dividends paid	(478)	(45,311)
Proceeds from exercises of stock options	164	145
Principal payments of finance lease obligations	(23,235)	(9,450)
Net cash used in financing activities	(23,549)	(54,616)
Effect of exchange rates changes on cash	2,872	510
Net increase (decrease) in cash, cash equivalents and restricted cash	49,493	(41,489)
Cash, cash equivalents and restricted cash, beginning of period	113,781	275,912
Cash, cash equivalents and restricted cash, end of period	$163,274	$234,423

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarterly periods ended June 30, 2023, September 30, 2023 and March 31, 2024. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

###